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                           INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Advantus Series Fund, Inc.:



We consent to the use of our report dated February 12, 1999 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" and "Service Providers - Independent Auditors" in Part A and "Independent Auditors" and "Financial Statements" in Part B of the Registration Statement.




                                             KPMG Peat Marwick LLP



Minneapolis, Minnesota
April 15, 1999